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                                                                         Ex 3.22

                           ACTION OF SOLE SHAREHOLDER

                                WITHOUT A MEETING


                                 * * * * * * * *




         Eagle-Picher Industries, Inc., being the sole shareholder of Daisy Parts, Inc., a Michigan corporation ("the Corporation"), hereby amends and restates the Bylaws of the Corporation to provide as follows:

                                     BYLAWS

                                    ARTICLE 1

                                      STOCK

                  SECTION 1. CERTIFICATES OF SHARES. The Certificates for shares of the Capital Stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation of the Corporation, as shall be prepared or be approved by the Board of Directors. The Certificates shall be signed by the President or Vice President, and also by the Secretary.

                  SECTION 2. TRANSFER OF SHARES. Shares of the Capital Stock of the Corporation shall be transferred by endorsement of the certificate representing said shares by the registered holder thereof or his attorney and surrender of the certificate to the Secretary for cancellation. Whereupon the Secretary shall issue to the transferee or transferees, as specified by the endorsement upon the surrendered certificate, a new certificate for a like number of shares. Transfers shall only be made upon the books of the Corporation upon said surrender and cancellation. Transfers shall entitle the transferee to all the privileges, rights and interests of a shareholder of the Corporation.

                  SECTION 3. CLOSING THE STOCK BOOKS. The stock books shall be closed for the meeting of the shareholders, and for the payment of dividends during such period, not more than forty days nor less than ten days before the date of the shareholders' meeting, as from time to time may be determined by the Board of Directors, and during such period no stock shall be transferred upon said books.

                  SECTION 4. LOST CERTIFICATES. In case of the loss of any certificate of shares of stock, upon affidavit by the registered holder or his representative of such loss, and subject to any additional requirement of the Board of Directors, the Secretary shall issue a duplicate certificate in its place, upon the Corporation's being fully indemnified therefor.

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                  SECTION 5. DIVIDENDS. The Board of Directors, in its
discretion from time to time, may declare dividends upon the Capital Stock from the surplus and net profits of the Corporation.

                  SECTION 6. FISCAL YEAR. The fiscal year of the Corporation shall end on the 30th day of November in each year.

                  SECTION 7. CORPORATE SEAL. The Corporation shall have no seal unless and until the Board of Directors adopts a seal in such form as the Board may designate or approve.


                                    ARTICLE 2

                              SHAREHOLDERS' MEETING

                  SECTION 1. TIME, PLACE AND PURPOSE. Meetings of the shareholders of the Corporation shall be held annually at the registered office of the Corporation at 10:00 a.m. on the third (3rd) Tuesday of August of each year, if not a legal holiday, and if a legal holiday, then on the day following, for the purpose of electing directors, and for the transaction of such other business as may be brought before the meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President and Secretary, and shall be called by either of them at the request in writing or by vote of a majority of the Board of Directors, or at the request in writing by shareholders of record owning a majority in amount of the entire Capital Stock of the Corporation issued and outstanding.

                  SECTION 3. NOTICE. Written notice of any shareholders' meeting shall be mailed to each shareholder at his last known address, as the same appears on the stock books of the Corporation, or otherwise, at least ten days prior to any meeting. Any notice of a special meeting shall indicate briefly the object or objects thereof. If all the shareholders waive notice of the meeting, no notice of the same shall be required; and whenever all the shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice, and at such meeting any corporate action shall not be invalid for want of notice.

                  SECTION 4. QUORUM. At any meeting of the shareholders, the holders of sixty percent of all the voting shares of the Capital Stock of the Corporation issued and outstanding, present in person or represented by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a future date by those who attend, without further notice other than the announcement at such meeting; and when a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 5. VOTING. Each shareholder shall be entitled to one vote for each

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share of voting stock standing registered in his or her name on the stock books of the Corporation, in person or by proxy duly appointed in writing and filed with the Secretary of the meeting, on all questions and elections. No proxy shall be voted after three years from its date unless said proxy provides for a longer period.

                  SECTION 6. ORGANIZATION. The President shall call meetings of the shareholders to order and shall act as Chairman of such meetings, unless otherwise determined by the holders of a majority of all the shares of the Capital Stock issued and outstanding, present in person or by proxy. The Secretary of the Corporation shall act as Secretary of all meetings of the Corporation; but in the absence of the Secretary at any meeting of the shareholders or his inability to act as Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

                  SECTION 7. INSPECTORS. Whenever any shareholder present at a meeting of shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat shall appoint inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. A writing by the inspectors certifying any vote shall be prima facie evidence thereof.

                  SECTION 8. NEW SHAREHOLDERS. Every person becoming a shareholder in the Corporation shall be deemed to assent to these Bylaws, and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent; and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing. Any person failing to so designate his address shall be deemed to have waived notice of such meeting.

                  SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the shareholders at any annual or special meeting may be taken by a writing signed by all of the shareholders indicating their unanimous consent.



                                    ARTICLE 3

                                    DIRECTORS

                  SECTION 1. DUTIES, NUMBER, CLASSIFICATION AND TERM OF OFFICE. The business and the property of the Corporation shall be managed and controlled by the Board of Directors. The number of Directors shall consist of one or more members, but such number may be changed from time to time by action of the shareholders. Directors shall hold office for a term of one year and until their successors are elected and qualified, or until their resignation or removal.

                  SECTION 2. PLACE OF MEETING. The Directors may hold their meetings in such place or places within or without this State as a majority of the Board of Directors may from

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time to time determine.

                  SECTION 3. MEETINGS. Meetings of the Board of Directors may be called at any time by the President or Secretary, or by a majority of the Board of Directors. Directors shall be notified in writing, personally or by telephone of the time, place and purpose of all meetings of the Board at least three days prior to the meeting, except the regular meeting held immediately after the annual meeting of shareholders. Any Director shall, however, be deemed to have waived such notice by his attendance at any meeting.

                  SECTION 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business; and if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

                  SECTION 5. VACANCIES. Vacancies in the Board of Directors shall be filled by the remaining members of the Board. A Director so elected to fill any vacancy shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the stockholders or at any special meeting duly called for that purpose.

                  SECTION 6. COMPENSATION. No Director shall receive any salary or compensation for his services as Director, unless otherwise especially ordered by the Board of Directors or by Bylaw.

                  SECTION 7. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors at any regular, annual, or special meeting may be taken by the Directors by a writing signed by all of the Directors indicating their unanimous consent.


                                    ARTICLE 4

                                    OFFICERS

                  SECTION 1. The Board of Directors shall select a President, a Secretary and a Treasurer and may select one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers, who shall be elected by the Board of Directors at their regular meeting held immediately after the adjournment of the regular annual shareholders' meeting. The term of office shall be for one year and/or until their successors are chosen. No one of such officers need be a director. Any two of the above offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. The Board of Directors may fix the salaries of the officers of the Corporation.

                  SECTION 2. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be designated by the Board of Directors. Any officer or agent may be removed, or any vacancies filled, by the Board of Directors whenever in its

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judgment the business interests of the Corporation will be served thereby.

                  SECTION 3. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.



                                    ARTICLE 5

                               DUTIES OF OFFICERS

                  SECTION 1. PRESIDENT. The President shall be the chief executive officer of the Corporation, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the Corporation, except such as may be by statute exclusively conferred upon the President.

                  SECTION 2. VICE-PRESIDENT. In case the office of President shall become vacant by death, resignation, or otherwise, or in case of the absence of the President, or his disability to discharge the duties of his office, such duties shall, for the time being, devolve upon the Vice-President designated by the Board, who shall do and perform such other acts as the Board of Directors may, from time to time, authorize him to do.

                  SECTION 3. TREASURER. The Treasurer shall have custody and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statements to the Directors and President as may be required of him. He shall deposit all funds of the Corporation which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep all bank accounts in the name of the Corporation and shall exhibit his books and accounts, at all reasonable times, to any Director of the Corporation upon application at the office of the Corporation during business hours. He shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Corporation, taking proper vouchers therefor; provided, however, that the Board of Directors shall have the power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be countersigned. He shall perform, in addition, such other duties as may be delegated to him by the Board of Directors.

                  SECTION 4. SECRETARY. The Secretary of the Corporation shall keep the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose. He shall attend to the giving and receiving of all notices of the Corporation. He shall have charge of the stock books and such other books and records as the Board of Directors may direct, all of which, shall at all reasonable times be open to the examination of any Director upon application at the office of Secretary. He shall perform, in addition, such other duties as may be delegated to him by the Board of Directors.

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                                    ARTICLE 6

                                     NOTICE


                  NOTICE. Any notice required by statute or by these Bylaws to be given to the shareholders, to directors, or to any officer of the Corporation, shall be deemed to be sufficiently given by depositing the same in a post office box, in a sealed, post-paid wrapper, addressed to such shareholder, director, or officer at his last known address, and such notice shall be deemed to have been given at the time of such mailing.



                                    ARTICLE 7

                                   AMENDMENTS

                  The shareholders or the Board of Directors may alter, amend, add to or repeal these Bylaws by majority vote, or by a writing signed by all of the shareholders or all of the directors indicating their unanimous consent, including the fixing and altering of the Board of Directors; provided that the Board of Directors shall not make or alter any Bylaws fixing their qualifications, classification, or term of office.



         IN WITNESS WHEREOF, Eagle-Picher Industries, Inc. has caused this Action of Sole Shareholder Without a Meeting to be executed by a duly authorized officer this 16th day of November, 2001.



                                            EAGLE-PICHER INDUSTRIES, INC.



                                            By  /s/ David G. Krall
                                               ---------------------------------
                                                         David G. Krall,
                                                 Senior Vice President, General
                                                     Counsel and Secretary

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